Exhibit 99.1

DISH Network Places Offering of $1 Billion in Senior Notes

ENGLEWOOD, Colo.—(MARKET WIRE)— July 20, 2012— DISH Network Corporation (NASDAQ: DISH) today announced that its subsidiary, DISH DBS Corporation, has priced an offering of $1 billion aggregate principal amount of debt securities at an issue price of 100.750%. The debt securities will be issued as additional 5.875% Senior Notes due 2022 (the “2022 Notes”) under an indenture, dated as of May 16, 2012, pursuant to which DISH DBS Corporation issued $1 billion aggregate principal amount of the 2022 Notes on May 16, 2012. The 2022 Notes offered by DISH DBS Corporation in this offering and the 2022 Notes previously issued under the indenture will be treated as a single class of debt securities under the indenture. The net proceeds of this offering are intended to be used for general corporate purposes.

This offering is expected to close on July 26, 2012, subject to customary conditions.

DISH DBS Corporation placed the 2022 Notes offered in this offering in a private placement under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The 2022 Notes offered in this offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.   This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the 2022 Notes offered in this offering; nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in DISH Network Corporation’s and DISH DBS Corporation’s Disclosure Regarding Forward-Looking Statements included in their recent filings with the Securities and Exchange Commission, including their annual reports on Form 10-K and their most recent quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date made, and DISH Network Corporation and DISH DBS Corporation expressly disclaim any obligation to update these forward-looking statements.